                                                                   EXHIBIT 10.13

                        [LETTERHEAD OF LEHMAN BROTHERS]


June 17, 1998

Mr. Paul W. Whetsell
Chief Executive Officer
MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington D.C. 20007

Re: $300 million First Mortgage Interim Term Loan for MeriStar Hospitality Corporation (the "Sponsor")

Gentlemen:

Lehman Brothers (the "Lender") hereby issues this commitment (the "Commitment") to make, or cause an affiliate to make, a first mortgage loan on the Properties described above (the "Mortgage Loan") to an affiliate of MeriStar Hospitality Corporation (the "Borrower"), on the terms and subject to the conditions described in this letter and the attached term sheet ("Summary Loan Terms"). Sponsor expressly acknowledges and agrees that Lender's obligation to make this Mortgage Loan is subject to Lender's satisfactory completion of its due diligence in respect of the Sponsor, the portfolio of properties to secure the Mortgage Loan (the "Properties"), the net operating income from the Properties and such other matters as Lender shall determine.

If Sponsor's acceptance of this Commitment is not received within five (5) business days from the date hereof, this Commitment shall be of no further force and effect. This Commitment shall expire 90 days from the date of execution, by which time the Mortgage Loan must have closed or this Commitment shall be of no further force and effect.

Sponsor represents that: (i) the proposed finance transaction described herein is not the subject of a commitment from another lender, and (ii) no other party has a right of refusal or any other option which could cause the transaction contemplated herein not to be consummated. Sponsor represents and warrants to Lender that no broker(s), agent(s), or finder(s) arranged for this Commitment or were otherwise involved in any manner in the financing or any aspect thereof. Sponsor acknowledges and agrees that Lender is not acting in any capacity other than as a commercial lender to Borrower, and that none of Lender, its affiliates or any agents thereof, have provided any financial, tax, accounting, regulatory, investment advisory or securities advice or provided any brokerage other services in connection with the transaction contemplated by this Commitment.

This Commitment, together with the attachments hereto, contains the entire agreement between Sponsor and Lender, and any other agreements shall be deemed to have merged herewith. The

Commitment is for the benefit only of the parties hereto and their respective affiliates and no third party shall have any interest herein or in the proceeds of the Mortgage Loan. This Commitment and the proceeds thereof are not assignable by Sponsor to any other person, entity or corporation without Lender's written consent. The terms and provisions of this Commitment cannot be waived or modified except in writing and signed by both Sponsor and Lender. Except as otherwise expressly provided in this Commitment, whenever Lender's judgment or decision is required as to any matter, such judgment or decision of Lender shall be in Lender's sole discretion. Except for the provisions concerning fees and expenses, the terms of this Commitment shall not survive the closing of the Mortgage Loan. This Commitment may be executed in counterpart, each of which when executed and delivered shall be an original and together shall constitute one and the same instrument. This Commitment shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York for any legal action or proceeding resulting from the transaction contemplated herein. This Commitment has been negotiated, issued and accepted in New York City, New York. Each party hereto hereby waives its right to a trial by jury.

Please indicate your acceptance of the matters set forth herein by signing in the place provided below. Please contact us at (212) 526-5838 if you have any further questions regarding this Commitment.


                                        Sincerely,

                                        /s/ Larry Kravetz

                                        Larry Kravetz

By its signature below, the undersigned hereby unconditionally accepts the Commitment in accordance with the terms and conditions set forth herein and the attachments hereto and further agrees that the Mortgage Loan will be accepted by the undersigned upon the terms and conditions set forth herein and the attachments hereto.



MeriStar Hospitality Corporation


By:     /s/ Paul W. Whetsell

Name:   Paul W. Whetsell

Title:  Chief Executive Officer

                        MERISTAR HOSPITALITY CORPORATION

                               INTERIM FINANCING

                                SUMMARY OF TERMS

                                 JUNE 17, 1998

LENDER:                               Lehman Brothers Holdings, Inc. or an affiliate.
Sponsor:                                      MeriStar Hospitality Corporation
Borrower:                   MeriStar Hospitality Corporation or an affiliate.  A special purpose, bankruptcy remote entity ("SPE") owned and controlled by
                            MeriStar Hospitality Corporation will not be required at closing.
                            Lender has the right to require the Borrower to create an SPE in connection with a securitization of floating rate loans owned by
                            Lender that is expected to take place in October 1998 (the
                            "Securitization").
Lessee:                     MeriStar Hotels & Resorts, Inc. or an affiliate. A SPE owned and controlled by MeriStar Hotels & Resorts, Inc. will not be required.
                            Borrower acknowledges that the rating agencies may require additional reserves and/or other structural adjustments in connection with the Securitization.
Properties:                 Up to all 20 properties listed in Schedule B attached hereto sufficient to meet Lender's minimum underwritten cash flow and value requirement.  The Properties shall be mutually agreed upon by
                            Borrower and Lender.
Principal Amount:           $300 million subject to full underwriting and due diligence by
                            Lender (the "Loan").
Loan Sizing Parameters:     Underwriting Cash Flow:
                            The "Underwriting Cash Flow" for each property will be determined based on the following parameters:
                            Maximum Occupancy:  75%.
                            Management Fees:  The greater of (i) 4.0% of total gross revenues and (ii) the actual management fees required under the management agreement.
                            Franchise Fees:  The greater of: (i) all costs and fees associated with any franchise or license agreements (inclusive of royalty fees, rooms reservation fees, national advertising fees, etc.)
                            equal to 5.0% of rooms revenue, and (ii) the actual franchise fees required under the franchise or license agreement.

                            FF&E Reserve: The greater of (i) 5.0% of total gross revenues and
                            (ii) the actual FF&E Reserve required under the franchise or license agreement.
                            Underwriting Period:  Generally the loan sizing will be based on the trailing twelve months' results, although loan sizing will also consider 1996 and 1997 results.  The underwriting process shall also consider negative trends, as well as prospective cash flows based on current and anticipated supply and demand factors.
                            Loan Sizing Constant:  10.25%.
                            Minimum Debt Service Coverage:  1.65x.
Closing:                    On or about July 30, 1998.
Maturity Date:              18 months from Closing.
Payments:                   Interest on the Loan will be payable in U.S Dollars, monthly, in arrears, on the 1st day of the month (or the succeeding business day if the 1st day is not a business day).
Interest Rate:              One-month LIBOR plus the appropriate spread shown below calculated on the basis of actual days elapsed in a 360 day year:
                            Option A         Option B
                            --------------------------------------------------------------------
                            Spread................................................110 bps
                            120 bps
                            Required Underwriting Cash Flow...... $51,100m      $47,200m
                            Note: "Required Underwriting Cash Flow" is approximate.

Amortization:                                               None
Security:                   The Loan shall be non-recourse, except for standard carve-outs.
                            The Loan shall be secured by: (i) a first mortgage on the fee simple estate of Borrower in the Properties (each of which shall be cross-collateralized and crossed-defaulted with any other
                            Mortgage); (ii) a first priority assignment of all leases and rents with respect to the Properties; and (iii) a first priority security interest in all personal property used in connection with the
                            Properties.
Loan Fee:                   0.50% of the Principal Amount earned upon the execution of the
                            Commitment Letter and due the earlier to occur of origination or termination or expiration of the Commitment.  Notwithstanding the above, in the event the Commitment is terminated because the
                            MeriStar merger does not close, then the total Loan Fee that would be due and payable would be $400,000, inclusive of all Lender's expenses.  Furthermore, such Loan Fee will not be due in the event:
                            (1) MeriStar has complied with all the provisions of this
                            Commitment and all other requirements for closing the Loan, and (2)
                            notwithstanding such compliance, the Commitment is terminated because Lehman Brothers does not fund the Loan due solely to its gross negligence.
                            In the event that Lender refinances the Loan, the Loan Fee will be credited to any fees payable to Lender in connection with such a refinancing.  It is agreed that the fee to be charged in the event of a refinancing of the Loan by means of a stand-alone
                            floating-rate securitization in which Lehman Brothers acts as placement agent on behalf of MeriStar shall be: (i) 0.70% in the event that the securitization occurs within twelve months of the origination of the $300 million interim loan originated by Lehman
                            Brothers, or (ii) 0.75% in the event that the securitization occurs at a date that is more than twelve months but less than eighteen months from the origination of the $300 million interim loan originated by Lehman Brothers.
Prepayment:                 Fully prepayable in whole or in part without penalty.

Cash Management:              A Lockbox will be required in the event that an event of default occurs under the Loan.
Capital Expenditure         The Lender shall have the right to require a separate Capital
 Reserve:                   Expenditure Reserve on a portfolio basis in an amount equal to
                            100-125% of the cost of the deferred maintenance items, as identified in the engineering and environmental reports.  The
                            Borrower shall receive interest on all funds in the Capital
                            Expenditure Reserve.  The amount of the Capital Expenditure Reserve shall be determined upon completion of due diligence.
Tax and Insurance           To be funded each month in an amount equal to 1/12 of the estimated
 Reserves:                  annual expense for taxes and insurance.
Replacement Reserves:       Replacement Reserves will not be required at closing. Lender has the right to require Replacement Reserves in connection with the
                            Securitization equal in the aggregate to the greater of: (i) the reserves required under the lease and management agreements, and
                            (ii) 2.0% of the total gross revenue of each property.
Releases:                   Releases of mortgaged properties securing the Loan are allowed upon pay down of 125% of the allocated loan amount.  In any event DSC on the Loan after release of any mortgaged property must be at least equal to the greater of: (I) original DSC, and (ii) DSC prior to release.
Subordinate Debt:           No subordinate financing will be permitted on the Properties and no direct or indirect interest in Borrower or Lessee may be pledged or encumbered as collateral for any financing.  Lender acknowledges that MeriStar Hospitality Corporation may from time to time pledge assets or interests not associated with the Properties.
Insurance:                  Borrower shall maintain insurance coverage on the Properties satisfactory to Lender issued by insurers with a claims paying ability rated "AA" or better or its equivalent by Standard & Poor's
                            Rating Services.
Management:                 Lender shall have the right to cause Borrower to (i) terminate the management agreement and (ii) appoint a replacement manager satisfactory to Lender pursuant to an agreement satisfactory to
                            Lender in the event that (A) an event of default occurs under the
                            Loan or (B) a default by the property manager occurs under the management agreement.
Due Diligence:              Lender's obligation to make the Loan to Borrower shall be subject to Lender's review and approval of the items on Schedule A hereto.
Secondary Market            Borrower understands that Lender may engage in a secondary market
 Transactions:              transaction by selling the Loan or selling participations in the
                            Loan or securitizing the Loan (each, a "Secondary Market
                            Transaction").  Sponsor and Borrower shall, among other things, provide Lender information reasonably necessary (including updated financial and operating statements) to facilitate the Secondary
                            Market Transaction and to assist Lender in the preparation of a disclosure document for the Secondary Market Transaction.
Costs and Expenses:         Sponsor shall cause Borrower to pay, whether or not the Loan closes, all reasonable costs and expenses in connection with the
                            Loan, including without limitation, the fees and disbursements of
                            Lender's counsel, the costs of engineering and environmental reports, title insurance premiums, survey charges, mortgage taxes, and recording charges.
Confidentiality:            This term sheet is being furnished to Borrower on a confidential basis and may not be disclosed to third parties without Lender's prior written consent.  Lender acknowledges that material terms of this Term Sheet will be disclosed by Borrower in connection with certain SEC filings.
Commitment:                 Lender's commitment shall be for 90 days from execution and acceptance of a commitment letter.

                                   SCHEDULE A

1. Title insurance policies issued by a national title company(s) reasonably acceptable to Lender showing indefeasible fee simple title to the Properties vested in Borrower, insuring the first priority of the lien of the mortgage in an amount acceptable to Lender excepting from coverage thereunder only such matters as are approved by Lender and including such co-insurance and/or reinsurance as is required by Lender;

2. MAI appraisals or updates with respect to the Properties prepared by a firm approved by Lender will only be required in connection with the Securitization;

3. Phase I surveys or updates and, if deemed necessary or appropriate by Lender Phase II surveys of the Properties, from a firm approved by Lender;

4. Structural engineering reports or updates from a firm approved by Lender, identifying, among other things, (a) deferred maintenance for the Properties and the cost thereof and (b) a 10 year schedule of anticipated capital expenditures and the per annum cost thereof;

5.   Trailing 12 month operating statements for the Properties;

6. Operating and capital budgets for the Properties for the year ending December 31, 1998;

7.  Surveys of the Properties;

8. Certificates of occupancy for the Properties and reasonable evidence of compliance with all applicable zoning, building, environmental and other laws applicable to the Properties. Zoning letters or the like from applicable governmental authorities are acceptable for the purposes hereof;

9. Copies of all major leases and material contracts for the Properties and appropriate estoppels relating thereto;

10. Evidence that all utility services required for the Properties are available and that the Properties is subject to a separate tax assessment;

11. Opinions of counsel and local counsel to Borrower and Sponsor in form and substance reasonably satisfactory to Lender; and

12.  Other information reasonably required by Lender.

                                   SCHEDULE B

                                   Properties
                                   ----------

1.  Holiday Inn  Kennar, LA

2.  Crowne Plaza  Madison, WI

3.  Holiday Inn  San Jose, CA

4.  Holiday Inn  San Diego, CA

5.  Hilton Hotel  Grand Rapids, MI

6.  FSA  Marriott Century City

7.  Hilton Hotel  Salt Lake City, UT

8.  Sheraton Hotel  Colorado Springs, CO

9.  Marriott  Somerset, NJ

10.  Hilton Hotel  Irvine, CA

11.  Hilton Hotel  Arlington, TX

12.  Embassy Suites  Denver, CO

13.  Hilton Hotel & Towers  Lafayette, LA

14.  Hilton Hotel  Sacramento, CA

15.  Doubletree Hotel  Albuquerque, NM

16.  Doubletree Hotel  Indianapolis, IN

17.  Radisson Hotel  Chicago, IL

18.  Governor Morris Hotel  NJ

19.  Sheraton Hotel  Houston, TX

20.  Sheraton Fisherman's Wharf  San Francisco, CA